UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2019, the Board of Directors (the “Board”) of Pareteum Corporation (the “Company”) terminated Robert H. Turner from his positions as Executive Chairman and Chief Executive Officer. Also on November 22, 2019, the Board appointed Mary Beth Vitale, an independent director, as non-executive interim Chairman of the Board.

Additionally, on November 22, 2019, the Board appointed Bart Weijermars to serve as Interim Chief Executive Officer. Mr. Weijermars, 52, will continue to serve as the Company’s Chief Strategy Officer, a position he has held since May 2018. Mr. Weijermars served as Chief Executive Officer EMEA of the Company from the date of the Company’s acquisition of Artilium plc (“Artilium”) in October 2018 until May 2018. Prior to that time he served as Chief Executive Officer of Artilium since July 2014. He was previously the Chief Executive Officer of T-Mobile Netherlands and has held other senior executive positions at T-Mobile and KPN.

Mr. Weijermars’ compensation consists of €240,000 per annum and a cash bonus potential of up to €120,000 per year together with stock award(s) in the Board’s discretion. The agreement has a 12 month termination notice period. Mr. Weijermars’ agreement is in the process of being amended to reflect his promotion to Interim Chief Executive Officer.

Item 8.01 Other Events

On November 25, 2019, the Company issued a press release announcing Mr. Turner’s termination and the appointments of Ms. Vitale and Mr. Weijermars. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release issued November 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: November 25, 2019	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer